Exhibit 3.2

BYLAWS OF
AMERICAN WOODMARK CORPORATION

AMENDED AND RESTATED
August 27, 2009

Article I.
SHAREHOLDERS

         SECTION 1.    Annual Meeting.    The annual meeting of the shareholders shall be held on the fourth Thursday in August of each year beginning at 9:00 a.m., or at such other time on such other date in each year as may be designated by resolution of the Board of Directors from time to time.

            At each annual meeting of shareholders, only such business shall be conducted as is proper to consider and has been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by a shareholder who is a shareholder of record of a class of shares entitled to vote on the business such shareholder is proposing and who is such a shareholder of record, both at the time of the giving of the shareholder’s notice hereinafter described in this Section and on the record date for such annual meeting, and who complies with the notice procedures set forth in this Section.

In order to bring before an annual meeting of shareholders any business which may properly be considered and which a shareholder has not sought to have included in the Corporation’s proxy statement for the meeting, a shareholder who meets the requirements set forth in the preceding paragraph must give the Corporation timely written notice. To be timely, a shareholder’s notice must be given, either by personal delivery to the Secretary at the principal office of the Corporation or by first class United States mail, with postage prepaid, addressed to the Secretary at the principal office of the Corporation. Any such notice must be received (i) not less than 120 days before the one-year anniversary of the date of the preceding year’s annual meeting of shareholders, if clause (ii) is not applicable, or (ii) not less than 90 days before the date of the meeting if the date of such meeting, as prescribed in these bylaws, has been changed by more than 30 days.

Each such shareholder’s notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) the name and address, as they appear on the Corporation’s stock transfer books, of the shareholder proposing business, (ii) the class and number of shares of stock of the Corporation beneficially owned by such shareholder, (iii) a representation that such shareholder is a shareholder of record at the time of the giving of the notice and intends to appear in person or by proxy at the meeting to present the business specified in the notice, (iv) a brief description of the business desired to be brought before the meeting, including the complete text of any resolutions to be presented and the reasons for wanting to conduct such business and (v) any interest which the shareholder may have in such business. The Chairman of the meeting may dismiss any business that a shareholder attempts to bring before an annual meeting without complying with the foregoing procedure. The foregoing provisions are not applicable to shareholder nominations of Directors, the process for which is set forth in Article II.

The Secretary shall deliver each shareholder’s notice that has been timely received to the Chairman of the Board or, if there is not one, to the Chief Executive Officer for review.

Notwithstanding the foregoing provisions of this Section, a shareholder seeking to have a proposal included in the Corporation’s proxy statement for an annual meeting of shareholders shall comply with the requirements of Regulation 14A under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), or with any successor regulation. The foregoing notice requirements shall be deemed satisfied by a shareholder if the shareholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such shareholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

         SECTION 2.   Special Meetings.    Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called the Chairman of the Board of Directors (the “Chairman”), the Chief Executive Officer or the Board of Directors. Notice of a special meeting shall state the purpose or purposes for which the meeting is called.

         SECTION 3.  Place of Meeting.    The Board of Directors may designate any place, either within or without the Commonwealth of Virginia unless otherwise prescribed by statute, as the place of meeting of shareholders for any annual meeting or for any special meeting. If no designation is made, the place of the meeting shall be the principal office of the Corporation.

         SECTION 4.   Notice of Meeting.    Written notice stating the place, day and hour of each meeting of shareholders and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten (10) nor more than sixty (60) days before the date of the meeting (except when a different time is required in these Bylaws or by law), either personally or by mail, telecopy or any other form of communication permitted by applicable law or by private courier, by or at the direction of the Chairman, the Chief Executive Officer, the Board of Directors or the Secretary to each shareholder of record entitled to vote at such meeting. If the purpose for which a shareholders meeting is called is to act on an amendment to the Articles of Incorporation, a plan of merger, share exchange, domestication or entity conversion, a proposed sale of assets contemplated by Section 13.1-724 of the Virginia Stock Corporation Act, or the dissolution of the Corporation, notice shall be delivered not less than twenty-five (25) nor more than sixty (60) days before the meeting date to all shareholders of the Corporation, whether or not entitled to vote.

        Notwithstanding the foregoing, no notice of a shareholders’ meeting need be given to a shareholder if (i) an annual report and proxy statements for two consecutive annual meetings of shareholders, or (ii) all, and at least two, checks in payment of dividends or interest on securities during a twelve-month period, have been sent by first-class United States mail, with postage prepaid, addressed to the shareholder at his or her address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of shareholders’ meetings to any such shareholder shall be reinstated once the Corporation has received a new address for such shareholder for entry on its share transfer books.

        If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date unless a court provides otherwise.

         SECTION 5.   Record Dates.     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive any dividend or for any purpose, the Board of Directors may fix, in advance, a record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days before the meeting or action requiring such determination of shareholders. When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which shall be required if the meeting is adjourned to a date more than one-hundred twenty (120) days after the date of the original meeting.

         SECTION 6.   Voting Lists.    At least ten (10) days before each meeting of shareholders, the officer or agent having charge of the share transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof with the address of and the number of shares held by each. For a period of ten days before the meeting, such list shall be kept on file at the registered office of the Corporation or at its principal office or at the office of its transfer agent or registrar. Any person who shall have been a shareholder of record for at least 6 months immediately preceding such person’s demand or who shall be the holder of record of at least 5% of all the outstanding shares of the Corporation, upon demand made in good faith stating with reasonable particularity the purpose of such demand, shall have the right to inspect such list, in person, for any proper purpose if such list is directly connected with such purpose, during usual business hours within the period of 10 days prior to the meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purpose thereof.

         SECTION 7.   Quorum.    Unless otherwise required by law or the Articles of Incorporation, a majority of the outstanding shares of the Corporation entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         SECTION 8.   Proxies.   At all meetings of shareholders, a shareholder may vote the shareholder’s shares in person or by proxy. A shareholder or the shareholder’s agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by any other means authorized by the Virginia Stock Corporation Act or other applicable law. Such proxy shall be effective when filed with the Secretary of the Corporation or other officer or agent of the Corporation authorized to tabulate votes. Such proxy shall be valid for eleven (11) months from the date of its execution, unless otherwise provided in the proxy. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

         SECTION 9.   Voting of Shares.   If a quorum exists, action on a matter, other than the election of directors, is approved if the number of votes cast favoring the action exceed the number of votes cast opposing the action unless a greater number of affirmative votes is required by law or by the Board of Directors or other person proposing the matter or is otherwise required by the Articles of Incorporation or these Bylaws. The vote required in the election of directors shall be as provided in Section 4 of Article II.

         SECTION 10.   Organization and Order of Business.

        (a)    The Chairman shall serve as chairman at all meetings of the shareholders. In the absence of the Chairman or if the Chairman declines to serve, the chairman of the meeting shall be designated by the Board of Directors. The Secretary or, in the Secretary’s absence, an Assistant Secretary shall act as secretary at all meetings of the shareholders. In the event that neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting may appoint any person to act as secretary of the meeting.

        (b)    The chairman of the meeting shall have the authority to make such rules and regulations, to establish such procedures and to take such steps as the chairman deems necessary or desirable for the proper conduct of each meeting of the shareholders, including, without limitation, the authority to make the agenda and to establish procedures for (i) dismissing business not properly presented, (ii) maintaining order and safety, (iii) placing limitations on the time allotted to questions or comments on the affairs of the Corporation, (iv) placing restrictions on attendance at a meeting by persons or classes of persons who are not shareholders or their proxies, (v) restricting entry to a meeting after the time prescribed for the commencement thereof, (vi) commencing, conducting and closing voting on any matter and (vii) adjourning the meeting to be reconvened at a later date.

Article II.
BOARD OF DIRECTORS

         SECTION 1.    General Powers.    The Corporation shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

         SECTION 2.   Number, Tenure and Qualification.    The number of directors of the Corporation shall be eight. Directors shall be elected for terms that expire at the next annual meeting of shareholders following their election. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Despite the expiration of a director’s term, the director shall continue to serve until his or her successor shall have been elected and duly qualified, until there is a decrease in the number of directors or until removed by the shareholders, whichever event first occurs.

         SECTION 3.  Nomination of Directors.   Nominations for the election of directors at any annual meeting of shareholders may be made by the Board of Directors or by any shareholder who is a shareholder of record of a class of shares entitled to vote in the election of directors generally and who is such a shareholder of record, both at the time of the giving of the shareholder’s notice hereinafter described in this Section and on the record date for such annual meeting. However, such a shareholder may nominate one or more persons for election as directors only if written notice of such shareholder’s intent to make such nomination or nominations is submitted in writing, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation and is received at the Corporation’s principal executive offices not later than, (i) 120 days before the one-year anniversary of the date of the preceding year’s annual meeting of shareholders, if clause (ii) is not applicable, or (ii) 90 days before the date of the annual meeting if the date of such annual meeting, as prescribed in these bylaws, has been changed by more than 30 days.

Each such nomination shall set forth the name and address of the nominee and a description of the nominee’s qualifications for serving as a director and: (i) the name and address of the shareholder making the nomination; (b) a representation that the shareholder is a holder of record of shares of the Corporation entitled to vote at such meeting and, if necessary, would appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee as would be required to be included in a proxy statement filed under the proxy rules of the Securities and Exchange Commission if the nominee were to be nominated by the Board of Directors; (d) information concerning each nominee’s independence as defined by applicable NASDAQ listing standards; and (e) the consent of each nominee to serve as a director of the Corporation if elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         SECTION 4.   Election.     Except as provided in Section 13 of this Article II, directors shall be elected by the holders of the common shares at each annual meeting of shareholders or at a special meeting called for such purpose. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting of shareholders for the election of directors at which a quorum is present; provided, that if it is determined that the number of persons properly nominated to serve as elected directors of the Corporation exceeds the number of directors to be elected (a contested election), the directors shall be elected by a plurality of the votes of the shares represented at the meeting and entitled to vote on the election of directors. A majority of the votes cast means that the number of votes cast “for” a director must exceed the number of votes cast “against” that director.

In order for any incumbent director to be a nominee for continued service on the Board of Directors he or she must submit an irrevocable offer of resignation, contingent on failing to receive a majority of the votes cast in an uncontested election. Following an uncontested election, if a nominee who is an incumbent director does not receive a majority of the votes cast, the committee of the Board of Directors responsible for nominating and governance matters shall consider, and recommend to the Board of Directors, whether to accept or reject the offer of resignation. Within 90 days following certification of the election results, the Board of Directors shall act on the offered resignation. In determining whether or not to accept the offered resignation, the Board of Directors shall consider any recommendation of the committee of the Board of Directors responsible for nominating and governance matters, the factors considered by that committee and any additional information and factors that the Board of Directors believes to be relevant. The Board of Directors will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a press release to be disseminated in the manner that the Corporation’s press releases typically are distributed.

An incumbent director who fails to receive a sufficient vote for reelection shall not participate in the deliberations or decisions of the committee of the Board of Directors responsible for nominating and governance matters, or the Board of Directors, regarding such director’s resignation. However, if each member of the committee of the Board of Directors responsible for nominating and governance matters fails to receive a sufficient vote for reelection, then the independent directors who did receive a sufficient vote shall appoint a committee amongst themselves to consider the resignation offers and recommend to the Board of Directors whether to accept them. In addition, if the only directors who did receive a sufficient vote for reelection in the same election constitute three or fewer directors, all directors may participate in the action regarding whether to accept or reject the resignation offers.

If the submitted resignation is not accepted by the Board of Directors, the director, despite the expiration of his or her term, shall continue to serve until his or her successor shall have been elected and duly qualified or until there is a decrease in the number of directors. If a director’s resignation is accepted by the Board of Directors, or if a nominee for director is not elected by the shareholders, then the Board of Directors, in its sole discretion, may fill any resulting vacancy in accordance with Section 13 of this Article II.

No individual shall be named or elected as a director without such individual’s prior consent.

         SECTION 5.   Regular Meetings.    The Board of Directors may adopt a schedule of meetings, which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the Commonwealth of Virginia, as the Chairman, the Chief Executive Officer or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Corporation.

         SECTION 6.   Special Meetings.    Special meetings of the Board of Directors may be called by or at the request of the Chairman, the Chief Executive Officer, the Board of Directors or any two directors and shall be held at such times and at such places, within or without the Commonwealth of Virginia, as such person or persons calling the meeting shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Corporation.

         SECTION 7.   Notice.   No notice need be given of regular meetings of the Board of Directors. Notice of any special meeting shall be given at least six (6) hours before the meeting in person or delivered to his or her residence or business address (or such other place as the director may have directed in writing) by mail, messenger, telecopy, telegraph, email or any other form of communication permitted by applicable law or by telephoning such notice to the director. Any such notice may be oral or written and shall set forth the time and place of the meeting and shall state the purpose for which the meeting is called.

         SECTION 8.   Quorum.   A majority of the number of directors in office immediately before the meeting begins shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors then present may adjourn the meeting from time to time without further notice

         SECTION 9.   Voting.   If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) the director objects, at the beginning of the meeting or promptly upon arrival, to holding the meeting or transacting specified business at the meeting or (ii) the director votes against or abstains from the action taken.

         SECTION 10.   Participation in Meetings.   The Board of Directors may permit any or all directors to participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

         SECTION 11.   Action Without a Meeting.   Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if one or more written consents describing the action is signed by each director before or after such action is taken and included in the minutes or filed with the corporate records. Action taken under this Section shall be effective when the last director signs the consent unless the consent specifies a different effective date in which event the action taken is effective as of the date specified therein provided the consent states the date of execution by each director.

         SECTION 12.   Removal.   The shareholders may remove one or more directors with or without cause. Unless the Articles of Incorporation require a greater vote, a director may be removed if the number of votes cast to remove the director constitutes a majority of the votes entitled to be cast at an election of directors. A director may be removed by the shareholders only at a meeting called for the purpose of removing such director and the meeting notice must state that the purpose, or one of the purposes of the meeting, is removal of the director.

         SECTION 13.   Vacancies.   Any vacancy occurring in the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. The term of a director elected by the Board of Directors to fill a vacancy shall expire at the next shareholders’ meeting at which directors are elected.

         SECTION 14.   Compensation.   The directors shall receive such compensation for their services as directors and as members or chair of any committee appointed by the Board as may be prescribed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable expenses incurred in the performance of their duties.

         SECTION 15.   Committees.   The Board of Directors may create one or more committees and appoint members of the Board of Directors to serve on them. Unless otherwise provided in these Bylaws, each committee shall have two or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it shall be approved by the greater of (i) a majority of all of the directors in office when action is taken, or (ii) the number of directors required by the Articles of Incorporation or these Bylaws to take action. The provisions of these Bylaws that govern meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors shall apply to committees of directors and their members as well.

         SECTION 16.   Chairman of the Board.   The Chairman, if one is designated by the Board of Directors, shall preside at all meetings of the Board and perform such other duties as the Board shall assign from time to time. In the absence of the Chairman, the chairman of the meeting shall be designated by the Board of Directors.

         SECTION 17.   Secretary of Meetings.   The Secretary or an Assistant Secretary shall act as secretary of meetings of the Board. In the absence of the Secretary or an Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Article III.
OFFICERS

         SECTION 1.    Number.    The officers of the Corporation shall include a President and a Secretary and may include a Chairman of the Board, one or more Vice Presidents, a Treasurer and such other officers and assistant officers as may be deemed necessary or advisable to carry on the business of the Corporation. The Board of Directors shall designate a Chief Executive Officer and a Chief Financial Officer of the Corporation. One person may hold two or more offices, except those of Chief Executive Officer and Secretary.

         SECTION 2.   Election and Term of Office.   The Board of Directors shall elect the Chairman of the Board, if there is one, the President, the Secretary and such other officers as the Board of Directors shall, in its discretion, determine. The Chief Executive Officer may, from time to time, appoint other officers. The action of the Chief Executive Officer in appointing officers shall be reported to the Board of Directors no later than the next regular meeting of the Board of Directors after it is taken. Each officer shall hold office until his or her successor shall have been duly elected or appointed and shall have qualified or until his or her death or resignation or shall have been removed in the manner hereinafter provided.

         SECTION 3.  Removal.   Any officer, employee or agent may be removed by the Board of Directors with or without cause whenever in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer or assistant officer, if appointed by the Chief Executive Officer, may likewise be removed by the Chief Executive Officer. Such action shall be reported to the next regular meeting of the Board of Directors after it is taken. Election or appointment of an officer, employee or agent shall not of itself create contract rights.

         SECTION 4.   Chief Executive Officer.   The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the direction of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation and in general shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

         SECTION 5.   President   In the absence of the Chief Executive Officer or in the event of his or her death, resignation, removal or inability or refusal to act, and unless and until the Board designates an interim or acting Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The President shall perform such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board of Directors.

         SECTION 6.   Chief Financial Officer.   The Chief Financial Officer of the Corporation shall keep or cause to be kept full and accurate books of account. Whenever required by the Board of Directors or the Chief Executive Officer, the Chief Financial Officer shall render financial statements showing all transactions of the Corporation and the financial condition of the Corporation. The Chief Financial Officer shall also perform such other duties as from time to time may be assigned by the Chief Executive Officer or by the Board of Directors.

         SECTION 7.   Secretary.   The Secretary, or an Assistant Secretary, shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, if any; and (d) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to such officer by the Chief Executive Officer or by the Board of Directors.

         SECTION 8.   Duties of Other Officers.   The other officers of the Corporation, which may include Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, a Treasurer, Assistant Treasurers, a Controller or Assistant Controllers, and Assistant Secretaries shall have such authority and perform such duties as shall be prescribed by the Board of Directors or the Chief Executive Officer. To the extent that such duties are not so stated, such officers shall have such authority and perform the duties which generally pertain to their respective offices, subject to the direction of the Chief Executive Officer or the Board of Directors.

         SECTION 9.   Voting Securities of Other Corporations.   Unless otherwise provided by the Board of Directors, each of the Chief Executive Officer, President and Chief Financial Officer, in the name and on behalf of the Corporation, may appoint from time to time himself or herself or any other person (or persons) proxy, attorney or agent for the Corporation to cast the votes that the Corporation may be entitled to cast as a shareholder, member or otherwise in any other corporation, partnership or other legal entity, domestic or foreign, whose stock, interests or other securities are held by the Corporation, or to consent in writing to any action by such other entity, or to exercise any or all other powers of this Corporation as the holder of the stock, interests or other securities of such other entity. Each of the Chief Executive Officer, President and Chief Financial Officer may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation and under its corporate seal such written proxies, consents, waivers, or other instruments as may be deemed necessary or proper. Each of the Chief Executive Officer, President and Chief Financial Officer may attend any meeting of the holders of stock, interests or other securities of any such other entity and vote or exercise any or all other powers of this Corporation as the holder of the stock, interest or other securities of such other entity.

         SECTION 10.   Compensation.   The Board of Directors or a committee of the Board of Directors shall fix the compensation of the senior executive officers of the Corporation, including the Chief Executive Officer.

         SECTION 11.   Contracts.   Each of the Chief Executive Officer, President and Chief Financial Officer (each an “Authorized Officer”), and any officer(s), employee(s) or agent(s) of the Corporation any such Authorized Officer may designate, may enter into any deed, mortgage, deed of trust, note, lease, contract or agreement (collectively “Contracts”) and execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors may authorize any other officer(s), employee(s) or agent(s), of the Corporation to enter into any Contracts or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Article IV.
SHARE CERTIFICATES

         SECTION 1.    Certificates for Shares.   Shares of the Corporation, when fully paid, shall be evidenced by certificates containing such information as is required by law and in such form as approved by the Board of Directors. When issued, such certificates shall be signed by the Chief Executive Officer, President or Chief Financial Officer and the Secretary or an Assistant Secretary and may (but need not) be sealed with the seal of the Corporation. The seal of the Corporation and any or all of the signatures on a share certificate may be facsimile. If any officer, transfer agent or registrar who signed, or whose facsimile signature has been written, printed or stamped on, a certificate for shares shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate shall be as valid as though such individual were such officer, transfer agent or registrar at the date of issue.

         Alternatively, the Board of Directors may authorize the issuance of some or all shares without certificates. In such event, within a reasonable time after issuance, the Corporation shall mail to the shareholder a written confirmation of its records with respect to such shares containing the information required by law.

         SECTION 2.   Transfer; Restrictions on Transfer.   The Board of Directors may make rules and regulations concerning the issue, registration and transfer of shares and/or certificates representing the shares of the Corporation. Transfer of shares of the Corporation, and/or certificates representing such shares, shall be made on the share transfer books of the Corporation by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact thereunto authorized by power-of-attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate representing such shares, if any, accompanied by written assignments given by such record holder, legal representative or attorney-in-fact.

         SECTION 3.  Transfer Agents and Registrar.   The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

         SECTION 4.   Lost or Destroyed Share Certificates.   The Corporation may issue a new share certificate or a written confirmation of its records with respect to shares in the place of any certificate theretofore issued which is alleged to have been lost or destroyed, and may require the owner of such certificate, or such owner’s legal representative, to give the Corporation a bond, with or without surety, or such other agreement, undertaking or security as the Board of Directors shall determine is appropriate, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of the former certificate or the issuance of any such new certificate.

         SECTION 5.   Registered Shareholders.   The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the owner thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person. The Corporation shall not be liable for registering any transfer of shares which are registered in the name of a fiduciary unless done with actual knowledge of facts which would cause the Corporation’s action in registering the transfer to amount to bad faith.

Article V.
FISCAL YEAR

          The fiscal year of the Corporation shall begin on the first day of May of each year and end on the last day of April in such year. The Board of Directors shall have power to fix and to change the fiscal year of the Corporation.

Article VI.
CORPORATE SEAL

         The Corporation may, but need not, have a corporate seal, which may be altered at will, and may use the same by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced. The failure to affix a seal shall not affect the validity of any instrument.

Article VII.
WAIVER OF NOTICE

          Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Virginia Stock Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the date and time of the meeting, shall be deemed equivalent to the giving of such notice. Such waiver shall be delivered to the Secretary of the Corporation for inclusion in the minutes or filing with the corporate records.

         A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter when it is presented.

         A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director, at the beginning of the meeting or promptly upon arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Article VIII.
AMENDMENTS

          These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors. Bylaws adopted by the Board of Directors may be repealed or changed or new bylaws adopted by the shareholders, and the shareholders may prescribe that any bylaw adopted by them may not be altered, amended or repealed by the Board of Directors.